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EXHIBIT 21.01
LIST OF REGISTRANT'S SUBSIDIARIES

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

                                                                                        AMOUNT OWNED
     NAME                                              JURISDICTION                     BY REGISTRANT
     ----                                              ------------                     -------------
HNC Insurance Solutions, Inc.                           California                             100%
eHNC Inc.                                               Delaware                               100%
Retek Information Systems Inc.*                         Delaware                                86%
Retek Information Systems, Inc.*                        Canada                                  86%
Retek Information Systems, Limited*                     United Kingdom                          86%
Retek Information System Pty Ltd*                       Australia                               86%
Retek Information System*                               France                                  86%
Retek Information Systems GmbH*                         Germany                                 86%
WebTrak Limited*                                        United Kingdom                          86%
Retek Inc.**                                            Delaware                                86%
HNC Financial Solutions, Inc. ***                       Illinois                               100%
HNC Software International, Inc.                        Delaware                               100%
Center for Adaptive Systems Applications, Inc.          Delaware                               100%
Onyx Technologies, Inc.                                 Georgia                                100%
Advanced Information Management Solutions, Inc.         California                             100%

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(* wholly owned subsidiary of Retek Inc.)
(** formerly Practical Control Systems Technologies, Inc. and Retek Logistics,
    Inc.)
(*** formerly Financial Technology, Inc.)